Exhibit 99.1

AG Mortgage Investment Trust, Inc. Announces the Appointment of New Chief Financial Officer

NEW YORK—(BUSINESS WIRE)—Sept. 4, 2013—The Board of Directors of AG Mortgage Investment Trust, Inc. (NYSE: MITT) (the “Company”) announced today that it has appointed Brian C. Sigman as the new Chief Financial Officer, Principal Accounting Officer and Treasurer of the Company effective as of September 4, 2013.

Frank Stadelmaier, the Company’s CFO since its initial public offering in 2011, has resigned as Chief Financial Officer of the Company, but will continue to serve as a Director of the Company. He will assist Mr. Sigman in the transition, as well as expand his responsibilities as the Chief Accounting Officer of Angelo, Gordon & Co., L.P.

“We are very excited to have Brian join the management team as the Company’s new CFO. Brian has the skills and experience that the Company needs to continue to find the right opportunities for growth. We appreciate the willingness of Frank to help ensure a smooth transition and to continue to serve as a Director of the Company” said David Roberts, Chairman and Chief Executive Officer of the Company.

Prior to joining the Company, Mr. Sigman was Chief Financial Officer, Principal Accounting Officer and Treasurer of Newcastle Investment Corp. (“Newcastle”) from August 2008 to May 2013. He was also a Managing Director of Newcastle’s external manager, an affiliate of Fortress Investment Group LLC. Mr. Sigman served as Vice President of Finance of Newcastle from 2006 to 2008 and as Assistant Controller from 2003 through 2006. From 1999 to 2003, Mr. Sigman was a Senior Auditor at Ernst & Young LLP.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities. Please visit the Company’s website at www.agmit.com.

This press release includes “forward-looking statements” which are based on various assumptions (some of which are beyond the control of the Company) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in the forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company’s assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact

AG Mortgage Investment Trust, Inc.

Lisa Yahr, 212-692-2282

Investor Relations

lyahr@agmit.com